Exhibit 99.5

U.S. Department of Justice

Criminal Division
_____________________________________________________________________________

1400 New York Avenue, NW
Washington, D.C. 20530

December 15, 2014

Evan R. Chesler, Esq.
Benjamin Gruenstein, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475

Re:    United States v. Avon Products (China) Co. Ltd.

Dear Counsel:

Pursuant to Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure, and on the understandings specified below, the United States of America, by and through the Criminal Division, United States Department of Justice, and the Office of the United States Attorney for the Southern District of New York (collectively the “Department”) will accept a guilty plea from Avon Products (China) Co. Ltd. (“Avon China” or the “defendant”) to Count One of the above- referenced superseding information (the “Information”). Count One charges the defendant with conspiring to violate the Foreign Corrupt Practices Act (“FCPA”), in violation of 18 U.S.C. § 371, and carries a maximum fine of the greatest of $500,000, twice the gross pecuniary gain derived from the offense, or twice the gross pecuniary loss to persons other than the defendant resulting from the offense, 18 U.S.C. § 3571(c)(3), (d); five years’ probation, 18 U.S.C. § 3561(c)(1); and a mandatory special assessment of $400, 18 U.S.C. § 3013(a)(2)(B).

The Defendant’s Agreement

Pursuant to Fed. R. Crim. P. 11(c)(1)(C), Avon China agrees to waive its right to indictment by a grand jury and further agrees to plead guilty to the one-count Information in this case. Upon acceptance by the Court of this Agreement, the defendant further agrees to persist with that plea through sentencing and, as set forth below, to cooperate fully with the Department in its investigation into all matters related to the conduct charged in the Information.

The defendant understands and agrees that this Agreement is between the Department and Avon China. This Agreement does not bind any other division or section of the Department of Justice, or any other federal, state, local, or foreign prosecuting, administrative, or regulatory authority. The Department will bring this Agreement and the cooperation of the defendant, its direct or indirect affiliates, subsidiaries, and parent corporation, to the attention of other prosecuting authorities or other agencies, if requested by the defendant.

The defendant agrees that this Agreement will be executed by an authorized corporate representative. Defendant further agrees that a Resolution duly adopted by the defendant’s Board of Directors, attached to this Agreement as Exhibit 1, represents that the signatures on this Agreement by Avon China and its counsel are authorized by defendant’s Board of Directors.

The defendant agrees and represents that it has the full legal right, power, and authority to enter into and perform all obligations under this Agreement.

The defendant agrees to pay to the United States a criminal fine in the amount of
$67,648,000. The defendant agrees to wire transfer $67,648,000 within ten (10) business days of sentencing to the Clerk of the Court for the United States District Court for the Southern District of New York. The defendant further agrees to pay the Clerk of the Court for the United States District Court for the Southern District of New York the mandatory special assessment of $400 per count within five (5) business days from the date of sentencing.

The defendant agrees that if it, its parent corporation, or any of its direct or indirect affiliates or subsidiaries, issues a press release or holds a press conference in connection with this Agreement, the defendant shall first consult with the Department to determine whether (a) the text of the release or proposed statements at any press conference are true and accurate with respect to matters between the Department and the defendant; and (b) the Department has an objection to the release or statement. Nothing in this Paragraph restricts the defendant, its parent corporation, or any of its direct or indirect affiliates or subsidiaries, from fulfilling obligations under the federal securities laws or from interacting with investors.

The defendant agrees to abide by all terms and obligations of this Agreement as described herein, including, but not limited to, the following:

a.To plead guilty as set forth in this Agreement;

b.	To abide by all sentencing stipulations contained in this Agreement;

c.To: (i) appear, through duly appointed representatives, as ordered for all Court appearances; and (ii) obey any other ongoing Court order in this matter;

d.	To commit no further crimes;

e.	To be truthful at all times with the Court; and

f.	To pay the applicable fine and special assessment.

The defendant agrees to cooperate fully with the Department in any and all matters relating to the conduct described in this Agreement, the Statement of Facts attached as Exhibit 2, and the criminal Information filed pursuant to this Agreement, and other conduct related to possible corrupt payments, false books and records, or the failure to implement or circumvention of internal controls, subject to applicable law and regulations, until the date upon which all investigations and prosecutions arising out of such conduct are concluded. At the request of the Department, the defendant agrees to also cooperate fully with other domestic or foreign law enforcement and regulatory authorities and agencies, as well as the Multilateral Development Banks (“MDBs”), in any investigation of the defendant, its affiliates, or any of its present or former officers, directors, employees, agents, and consultants, or any other party, in any and all matters relating to the conduct described in this Agreement, the Statement of Facts, and the Information. The defendant agrees that its cooperation pursuant to this paragraph shall include, but not be limited to, the following:

a.The defendant agrees to truthfully disclose all factual information not protected by a valid claim of attorney-client privilege or work product doctrine with respect to its activities, those of its affiliates, and those of its present and former directors, officers, employees, agents, and consultants, including any evidence or allegations and internal or external investigations, about which the defendant has any knowledge or about which the Department may inquire. This obligation of truthful disclosure includes, but is not limited to, the obligation of the defendant to provide to the Department, upon request, any document, record or other tangible evidence about which the Department may inquire of the defendant.

b.Upon request of the Department, the defendant agrees to designate knowledgeable employees, agents or attorneys to provide to the Department the information and materials described in Paragraph (a) above on behalf of the defendant. The defendant further agrees to provide complete, truthful, and accurate information at all times.

c.The defendant agrees to use its best efforts to make available for interviews or testimony, as requested by the Department, present or former officers, directors, employees, agents and consultants of the defendant. This includes, but is not limited to, sworn testimony before a federal grand jury or in federal trials, as well as interviews with domestic or foreign law enforcement and regulatory authorities. Cooperation under this Paragraph shall include identification of witnesses who, to the knowledge of the defendant, may have material information regarding the matters under investigation.

d.With respect to any information, testimony, documents, records or other tangible evidence provided to the Department pursuant to this Agreement, the defendant consents to any and all disclosures, subject to applicable law and regulations, to other governmental authorities, including United States authorities and those of a foreign government, as well as the MDBs, of such materials as the Department, in its sole discretion, shall deem appropriate.

e.During the Term of the Deferred Prosecution Agreement between the defendant’s parent company, Avon Products, Inc., and the Department, should the defendant learn of credible evidence or allegations of possible corrupt payments, false books and records, or the failure to implement or circumvention of internal controls, including the existence of internal or external investigations into such conduct, the defendant agrees to promptly report such evidence or allegations to the Department.

The defendant agrees that in the event it sells, merges, or transfers all or substantially all of its business operations as they exist as of the date of this Agreement, whether such sale(s) is/are structured as a stock or asset sale, merger, or transfer, the defendant shall include in any contract for sale, merger, or transfer a provision fully binding the purchaser(s) or any successor(s) in interest thereto to the obligations in this Agreement.

The United States’ Agreement

In exchange for the corporate guilty plea of the defendant and the complete fulfillment of all of its obligations under this Agreement, and in exchange for the agreement of the defendant’s parent corporation, Avon Products, Inc., to assume all of the obligations set forth in a Deferred Prosecution Agreement in a parallel matter, the Department agrees that it will not file additional criminal charges against the defendant or any of its direct or indirect affiliates or subsidiaries, or its parent corporation, relating to:

a.the conduct described in the Statement of Facts attached as Exhibit 2 or the criminal Information filed pursuant to this Agreement; or

b.information disclosed by the defendant or its parent corporation, Avon Products, Inc., to the Department prior to the date of this Agreement.

This Agreement does not provide any protection against prosecution for any corrupt payments, false accounting, or internal accounting controls violations in the future by the defendant, or by any of its officers, directors, employees, agents, or consultants, whether or not disclosed by the defendant pursuant to the terms of this Agreement. This Agreement also does not close or preclude the investigation or prosecution of any natural persons, including any officers, directors, employees, agents, or consultants of the defendant, who may have been involved in any of the matters set forth in the Information, Statement of Facts, or in any other matters.
Factual Basis

The defendant is pleading guilty because it is guilty of the charges contained in the sole count of the Information. The defendant agrees and stipulates that the factual allegations set forth in the Statement of Facts, attached hereto and incorporated herein as Exhibit 2, are true and correct and accurately reflect the defendant’s criminal conduct. The parties further stipulate and agree to the Statement of Facts attached hereto and incorporated herein as Exhibit 2.

Defendant’s Waiver of Rights, Including the Right to Trial and Appeal

The defendant represents to the Court that defendant is satisfied that the defendant’s attorneys have rendered effective assistance. Defendant understands that by entering into this Agreement, the defendant surrenders certain rights as provided in this Agreement. Defendant understands that the rights of defendants include the following:

a.If the defendant persisted in a plea of not guilty to the charges, defendant would have the right to a speedy jury trial with the assistance of counsel. The trial may be conducted by a judge sitting without a jury if the defendant, the United States, and the Court all agree.

b.At a trial, the United States would be required to present its witnesses and other evidence against the defendant. The defendant would be able to confront those witnesses and the defendant’s attorney would be able to cross-examine them. In turn, the defendant could, but would not be required to, present witnesses and other evidence on its own behalf. If the witnesses for the defendant would not appear voluntarily, the defendant could require their attendance through the subpoena power of the Court.

c.At a trial, no inference of guilt could be drawn from the defendant’s refusal to present evidence. However, if the defendant desired to do so, it could present evidence on its behalf.

The defendant understands that nothing in this Agreement will restrict access by the United States Probation Office or the Court to information and records in the possession of the United States or any of its investigative law enforcement agencies, including state and local law enforcement agencies, as well as information, documents and records obtained from the defendant.

The defendant is aware that Title 18, United States Code, Section 3742 affords a defendant the right to appeal the sentence imposed. Should the Court impose the sentence proposed herein, the defendant agrees that it will waive the right to appeal the plea, conviction, and sentence (or the manner in which it was determined) on the grounds set forth in Title 18, United States Code, Section 3742. This Agreement does not affect the rights or obligations of the United States as set forth in Title 18, United States Code, Section 3742(b).

The defendant is also aware that the United States Constitution and the laws of the United States afford the defendant the right to contest or “collaterally attack” its conviction or sentence after the conviction has become final. Knowing that, the defendant knowingly waives the right to contest or “collaterally attack” the defendant’s plea, conviction, and sentence, provided that such sentence is consistent with the terms of this Agreement, by means of any post-conviction proceeding.

The defendant waives all defenses based on the statute of limitations with respect to any prosecution relating to the conduct described in the attached Statement of Facts that is not time- barred on the date that this Agreement is signed in the event that: (a) the conviction is later vacated for any reason; (b) the defendant violates this Agreement; or (c) the plea is later withdrawn, provided that such prosecution is brought within one year of any such vacation of conviction, violation of the agreement, or withdrawal of the plea plus the remaining time period of the statute of limitations as of the date that this Agreement is signed. The Department is free to take any position on appeal or any other post-judgment matter.

Defendant waives all defenses to the conduct charged in the Information based on venue, speedy trial under the United States Constitution and Speedy Trial Act, and any and all constitutional and non-jurisdictional defects.

Penalty

The statutory maximum sentence that the Court can impose for a violation of Title 18, United States Code, Section 371, is a fine of $500,000 or twice the gross gain or gross loss resulting from the offense, whichever is greatest, 18 U.S.C. § 3571(c)(3), (d); five years’ probation, 18 U.S.C. § 3561(c)(1); and a mandatory special assessment of $400, 18 U.S.C. § 3013(a)(2)(B).

a.The defendant hereby stipulates and agrees not to institute or participate in any proceeding to interfere with, alter, or bar enforcement of any fine, penalty, special assessment, or forfeiture order pursuant to the automatic stay or other provision of the United States Bankruptcy Code.

b.The defendant agrees that nothing in this Agreement is intended to release the defendant from any and all of the defendant’s excise and income tax liabilities and reporting obligations for any and all income not properly reported and/or legally or illegally obtained or derived.

Sentencing Factors

The parties agree that pursuant to United States v. Booker, 543 U.S. 220 (2005), the Court must determine an advisory sentencing guideline range pursuant to the United States Sentencing Guidelines. The Court will then determine a reasonable sentence within the statutory range after considering the advisory sentencing guideline range and the factors listed in 18 U.S.C. § 3553(a). The parties’ agreement herein to any guideline sentencing factors constitutes proof of those factors sufficient to satisfy the applicable burden of proof.

The Department and the defendant agree that a faithful application of the United States Sentencing Guidelines (USSG) to determine the applicable fine range yields the following analysis:

a.	The 2013 USSG Manual sets forth the appropriate guidelines to be used in this matter.

b.	Offense Level: Based upon USSG §2B1.1, the total offense level is 32, calculated as follows:

(a)(2) Base Offense Level	6

(b)(1) Value of resulting gain more than $50,000,000	+24

(b)(10) Substantial Part of the Scheme Outside the U.S.	+2

TOTAL	32

a.	Base Fine. Based upon USSG § 8C2.4(a)(2), the base fine is $52,850,000 (the resulting gain to the organization)

b.	Culpability Score. Based upon USSG § 8C2.5, the culpability score is 7, calculated as follows:

(a)	Base Culpability Score	5
(b)(2)	the organization had 1,000 or more employees and an individual within high-level personnel of the organization participated in, condoned, or was willfully ignorant of the offense	+4
(g)(2)	The organization fully cooperated in the investigation and clearly demonstrated recognition and affirmative acceptance of responsibility for its criminal conduct	-2
TOTAL		7

Calculation of Fine Range:
Base Fine	$52,850,000
Multipliers	1.4(min)/2.8(max)
Fine Range	$73,990,000/ $147,980,000

Sentencing Recommendation

Pursuant to Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure, the Department and the defendant agree that the following represents the appropriate disposition of the case:

a.Fine. The parties agree that the imposition of a fine in the amount of
$67,648,000 is appropriate in this case.

b.Organizational Probation. The parties agree that a term of organizational probation is not appropriate in this case, as the defendant’s parent corporation, Avon Products,

Inc., has separately agreed to the retention of an independent corporate monitor, pursuant to the Deferred Prosecution Agreement referenced above.

c.Mandatory Special Assessment. The defendant shall pay to the Clerk of the Court for the United States District Court for the Southern District of New York within (5) business days of the time of sentencing the mandatory special assessment of $400 per count.

d.Court Not Bound. This agreement is presented to the Court pursuant to Fed. R. Crim. P. 11(c)(1)(C). The defendant understands that, if the Court rejects this Agreement, the Court must: (a) inform the parties that the Court rejects the Agreement; (b) advise the defendant’s counsel that the Court is not required to follow the Agreement and afford the defendant the opportunity to withdraw its plea; and (c) advise the defendant that if the plea is not withdrawn, the Court may dispose of the case less favorably toward the defendant than the Agreement contemplated. The defendant further understands that if the Court refuses to accept any provision of this Agreement, neither party shall be bound by the provisions of the Agreement. The defendant, however, also understands that if the Court accepts this Agreement, the Court is bound by the sentencing recommendations in paragraph 22.

Consolidation of Plea and Sentencing and Waiver of Presentence Investigation

The parties agree, subject to the Court’s approval, to waive the requirement for a presentence report, pursuant to Federal Rule of Criminal Procedure 32(c)(1)(A), based on a finding by the Court that the record contains information sufficient to enable the Court to meaningfully exercise its sentencing power. The parties, however, agree that in the event the Court orders the preparation of a presentence report prior to sentencing, such order will not affect the agreement set forth herein. Additionally, if the Court directs the preparation of a presentence report, the Department will fully inform the preparer of the presentence report and the Court of the facts and law related to the defendant’s case.

The parties further agree to request that the Court combine the entry of the guilty plea and sentencing into one proceeding. The parties, however, agree that in the event the Court orders that the entry of the guilty plea and sentencing hearing occur at separate proceedings, such an order will not affect the Agreement set forth herein.

Breach of the Plea Agreement

If the defendant breaches the terms of this Agreement, or commits any new criminal offense between signing this Agreement and sentencing, the Department is relieved of its obligations under this Agreement, but the defendant may not withdraw its guilty plea. Whether the defendant has breached any provision of this Agreement shall be determined solely by the Department.

In the event the Department determines that the defendant has breached this Agreement, the Department agrees to provide the defendant with written notice of such breach prior to instituting any prosecution resulting from such breach. Within thirty (30) days of receipt of such notice, the defendant shall have the opportunity to respond to the Department in writing to explain the nature and circumstances of such breach, as well as the actions the defendant has taken to address and remediate the situation, which explanation the Department shall consider in determining whether to pursue prosecution of the defendant.

In the event of a breach of this Agreement by the defendant:

a.AVON CHINA shall be fully subject to criminal prosecution for any crimes, including perjury and obstruction of justice;

b.the Department will be free to use against AVON CHINA, directly and indirectly, in any criminal or civil proceeding any of the information or materials provided by AVON CHINA pursuant to this Agreement, as well as the admitted Statement of Facts contained herein; and

c.should the Department elect to pursue criminal charges or any civil action that was not filed as a result of this Agreement, then AVON CHINA agrees that any applicable statute of limitations is tolled between the date of AVON CHINA’S signing of this Agreement and the discovery by the Department of any breach by AVON CHINA, and AVON CHINA waives all defenses based on the statute of limitations, venue, any claim of pre-indictment delay, or any speedy trial claim with respect to any such prosecution or action, except to the extent that such defenses existed as of the date of the signing of this Agreement.

Complete Agreement

This written Agreement constitutes the complete plea agreement between the parties. No promises or representations have been made by the United States except as set forth in writing in this Agreement. The defendant acknowledges that no threats have been made against the defendant and that the defendant is pleading guilty freely and voluntarily because the defendant is guilty. Any modification of this Agreement shall be valid only as set forth in writing in a supplemental or revised plea agreement signed by all parties.

AGREED:

FOR AVON PRODUCTS (CHINA) CO., LTD.:

Date:	12/17/14	By:	/s/ Jeff Benjamin
Jeff Benjamin
Avon Products, Inc.
Senior Vice President, General Counsel & Chief Ethics & Compliance Officer

Date:	12/17/14	By:	/s/ Benjamin Gruenstein
Evan R. Chesler
Benjamin Gruenstein
Cravath, Swaine & Moore LLP
Counsel to Avon Products (China) Co. Ltd.

FOR THE DEPARTMENT OF JUSTICE:

William J. Stellmach
Acting Chief, Fraud Section
Criminal Division
United States Department of Justice

Date:	12/17/2014	By:	/s/ Laura N. Perkins
Laura N. Perkins
Senior Trial Attorney

Preet Bharara
United States Attorney
Southern District of New York

Date:	12/16/2014	By:	/s/ Sarah E. Paul
Sarah E. Paul
Assistant United States Attorney

Date:	12/16/2014	By:	/s/ Richard Tarlowe
Richard Tarlowe
Chief, Complex Frauds and Cybercrime Unit